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                                                                  EXHIBIT 3.4

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
FORM BCA-10.30                                   ARTICLES OF AMENDMENT
(Rev. Jan. 1999)                                                                 File #5773 503 1
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Jesse White                                                                        SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                          FILED                      THIS SPACE FOR USE BY
Springfield, IL 62756                                                                  SECRETARY OF STATE
Telephone (217) 782-1832                                                             Date 1-31-01
---------------------------------------              JAN. 31 2001                    Franchise Tax   $
Remit payment in check or money                                                      Filing Fee*     $25.00
order, payable to "Secretary of State,"                                              Penalty         $
                                                                                     Approved: INITIALED
The filing fee for restated articles of               JESSE WHITE
amendment-$100.00                                 SECRETARY OF STATE

http://www.sos.state.il.us
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1.     CORPORATE NAME: SHC CORP.
                      -----------------------------------------------------------------------------------
                                                                                              (Note 1)

2.     MANNER OF ADOPTION OF AMENDMENT:
        The following amendment of the Articles of Incorporation was adopted on January 26,
        2001 in the manner indicated below. ("X" one box only)

       / /  By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                                                                      (Note 2)
       / /  By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                                                                      (Note 2)
       / /  By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                                                                      (Note 3)
       /X/  By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                                                                      (Note 4)
       / /  By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                                                                      (Notes 4 & 5)

       / /  By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                                                                      (Note 5)
3.     TEXT OF AMENDMENT:
       a.   When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

            Article 1:  The name of the corporation is:

----------------------------------------------------------------------------------------------------------------------------------
                                                         (NEW NAME)

                                    All changes other than name, include on page 2

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                                                    TEXT OF AMENDMENT

       b.   (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE
            IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

                        SEE ATTACHED












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4.     The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows. (IF NOT APPLICABLE, INSERT "NO CHANGE")

       No Change.

5.     (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

       No Change.

       (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")


                                                                Before Amendment      After Amendment
                                        Paid-in Capital         $ ______________      $ _____________


                        (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6.     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

       Dated     January 30, 2001                                          SHC Corp.
             -----------------------                                       ------------------------------------------------
             (Month & Day)   (Year)                                        (Exact Name of Corporation at date of execution)

       attested by /s/ Carrie Koenig                                       by  /s/ Terrence L. Donati
                   ----------------------------                             ----------------------------------------------
                   (Signature of Secretary or Assistant Secretary)           (Signature of President or Vice President)

                   Carrie Koenig, Secretary                                  Terrence L. Donati, President
                   ----------------------------                             ----------------------------------------------
                   (Type or Print Name and Title)                                    (Type or Print Name and Title)

7.     If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                                       OR

       If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

       The undersigned affirms, under the penalties of perjury, that the facts stated herein are true

       Dated ______________________________
                   (Month & Day)     (Year)


       ----------------------------------------------           -----------------------------------------

       ----------------------------------------------           -----------------------------------------

       ----------------------------------------------           -----------------------------------------

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                                               Page 3

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                                 ATTACHMENT TO
                     ARTICLES OF AMENDMENT FOR SHC CORP.
                           DATED JANUARY 26, 2001


     ARTICLE FIFTH of the Amended and Restates Articles of Incorporation heretofore filed on July 25, 1995, as amended by the Articles of Amendment heretofore filed March 31, 1998, is hereby deleted and in lieu thereof the following shall be inserted:

     "FIFTH: The total number of shares which the corporation shall have authority to issue is 270,000,000 shares, of which 250,000,000 shares shall be common stock, par value $0.001 per share (the "Common Stock"), and 20,000,000 shares shall be preferred stock, par value $0.001, per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the corporation and fix the voting power, if any, of shares of Preferred Stock or any series therof.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolutions of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion."